AMENDMENT TO ACQUISITION AGREEMENT

     AMENDMENT TO ACQUISITION AGREEMENT (the "Amendment"), dated as of June 22, 2001 by and among Vsource Inc., a Delaware corporation (the "Acquiror") and NetCel360 Holdings Limited, a Cayman Islands company (the "Company").

     WHEREAS, the Acquiror and the Company are parties to that certain Acquisition Agreement, dated as of May 24, 2001 (the "Agreement"); and

     WHEREAS, the Acquiror and the Company desire to amend certain terms of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.     Defined  Terms.  Unless  otherwise defined herein, capitalized terms
            --------------
used  herein shall have the meanings, if any, assigned to them in the Agreement.

     2.     Additional  Company  Assets.  Following  the  Closing,  the  Company
            ---------------------------
covenants and agrees to use its reasonable best efforts to transfer, convey and assign to Acquiror, upon Acquiror's consent, all right, title and interest in and to any assets, properties, rights and claims owned by any of the Excluded Subsidiaries, free and clear of any and all Liens, and after Acquiror reasonably determines that all such assets, properties, rights and claims have been transferred to Acquiror, in consideration therefor, the Acquiror shall issue and deliver to the Company a certificate in the name of the Company representing thirty (30) shares of Acquiror Common Stock. The consideration contemplated by this Section 1 shall in no way effect the Acquiror's right to seek indemnification pursuant to Section 7.3 of the Agreement for all Damages.

     3.     Amendments  to Number of Shares. The aggregate consideration for all
            -------------------------------
of the Company Assets (other than assets delivered pursuant to Section 2 of this Amendment) shall hereby be reduced by thirty (30) Shares, and the number of Deferred Shares set forth in Section 2.3 of the Agreement shall hereby be increased to 935,486 Shares. Accordingly:

          (a) Section 2.2 of the Agreement is hereby amended by replacing the number 3,709,729 within such Section with the number 3,709,699;

          (b) Section 2.3 of the Agreement is hereby amended by replacing the number 2,959,729 within such Section with the number 2,774,213; and
          (c) Section 2.3 of the Agreement is hereby amended by replacing the number 750,000 within such Section with the number 935,486.

     4.     Names  of  Excluded  Subsidiaries.  Promptly  after the Closing, the
            ---------------------------------
Company will cause each of the Excluded Subsidiaries to change its name to a name that is dissimilar to NetCel360.


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     5.     NeuroWeb.  Following  the  Closing,  the  Company  will  use  its
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reasonable  best  efforts  to  complete the transfer all of its right, title and interest in NeuroWeb (M) Sdn Bhd ("NeuroWeb") to the Acquiror. If pursuant to the Shareholders Agreement, dated May 31, 2001, among the shareholders of NeuroWeb, any shareholder elects to exercise its option to purchase any of the shares of NeuroWeb owned by the Company, the Company shall promptly transfer to the Acquiror the proceeds received by the Company in such sale.

     6.     Legend.  The legend set forth in Section 3.2(c)(ii) of the Agreement
            ------
is  hereby  amended  and  replaced  in  its  entirety  by  the following legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS."

     7.     Amended  Schedules.
            ------------------

          (a) Notwithstanding Section 5.9(a) of the Agreement, the Company Disclosure Schedule to the Agreement is hereby amended and replaced in its entirety by the Amended Company Disclosure Schedule attached hereto, and hereafter all references to the Company Disclosure Schedule in the Agreement, as amended, shall refer to the Amended Company Disclosure Schedule.

          (b) Notwithstanding Section 5.9(b) of the Agreement, Schedule 4.11 of the Acquiror Disclosure Schedule to the Agreement is hereby amended and replaced in its entirety by Schedule 4.11A attached hereto, and hereafter all references to the Schedule 4.11 of the Acquiror Disclosure Schedule in the Agreement, as amended, shall refer to such Schedule 4.11A.

     8.     Miscellaneous.
            -------------

          (a) Except as herein expressly modified, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.


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          (c)     This  Amendment  shall  be governed by and construed under the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

          (d) This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

          (e) This Amendment, together with the Agreement and the other documents delivered pursuant to the Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supercedes and replaces any prior understanding or agreement. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.3 of the Agreement.

          (f) In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision.

                                  *     *     *


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          IN  WITNESS  WHEREOF,  the  parties hereto have executed and delivered this  Amendment  as  of  the  date  first  above  written.


                                      VSOURCE  INC.

                                      By:  /s/ Sandford T. Waddell
                                           --------------------------
                                      Name:  Sandford T. Waddell
                                      Title: Chief Financial Officer & Secretary



                                      NETCEL360  HOLDINGS  LIMITED

                                      By:  /s/  Dennis  M.  Smith
                                           --------------------------
                                      Name:  Dennis  M.  Smith
                                      Title:     Director


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     The  following  Schedules  and  Exhibit  to  the  Amendment  to Acquisition
Agreement have not been filed as part of this Form 8-K. The Company agrees to furnish supplementally to the Commission, upon request, a copy of all omitted schedules.

Schedule          Description
--------          -----------

2.6               Assumed  Liabilities
3.1(c)            Subsidiaries  and  Investments
3.1(d)            Liens  on  Subsidiary  Capital  Stock
3.2               Shareholders
3.4               Consents  and  Approvals
3.5               No  Violations
3.6               Financial  Statements
3.7               Absence  of  Certain  Changes  and  Events
3.8(a)            Litigation
3.9(a)            Tax  Returns
3.10(a)           Employee  Benefits  Plans
3.10(b)           ERISA  Plans
3.10(d)           Employee  Benefits  Plans  Compliance
3.12              Compliance  with  Laws;  Government  Authorizations
3.13(a)(i)        Title  to  Assets
3.13(a)(ii)       Owned  Property
3.13(a)(iii)      Leased  Property
3.13(b)           Bank  Accounts
3.14(a)           Contracts
3.14(b)           Contract  Defaults
3.14(c)           Contact  Defaults
3.15              Insurance
3.17              Undisclosed  Liabilities
3.18              Accounts  Receivable
3.19              Employees
3.20(b)           Intellectual  Property  Agreements
3.20(c)           Employee  Agreements  regarding  Intellectual  Property
3.20(e)           Trademarks
3.20(f)           Copyrights
3.20(h)           Domain  Names
3.23              Customers  and  Suppliers
4.11A             Undisclosed  Liabilities

Exhibit           Description
-------           -----------

Exhibit 1         Excluded  Assets


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